Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based on the strategy of Acquire, Enhance and Grow. Bradley Acquires non-strategic brands, Enhances these brands with line extensions and improved formulations and Grows the products through promotion, advertising and selling activities to optimize life cycle management. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in topical therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies.

Important announcement:
July 26 - 30, 2006 - Doak Dermatologics will be exhibiting at the Summer Meeting of the American Academy of Dermatology, held in San Diego, CA.

August 7 - 10, 2006 - Doak Dermatologics will be exhibiting at the American Podiatric Medical Association, held in Las Vegas, NV.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release

Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

FDA EXTENDS PDUFA DATE FOR
POLYPHENON® E OINTMENT TO OCTOBER 31, 2006

Fairfield, NJ – June 30, 2006 - BRADLEY PHARMACEUTICALS, INC. (NYSE: BDY) announced it has been advised by MediGene AG (Frankfurt, TecDAX: MDG), its licensor of Polyphenon® E Ointment, that the FDA has extended the deadline for the completion of its review of this product for treatment of external genital warts to October 31, 2006.

The PDUFA date was originally July 28, 2006. MediGene further advised Bradley this extension is a result of the FDA classification as a major amendment certain documents submitted by MediGene, which were requested earlier by the FDA.

On the PDUFA date, the FDA is expected to notify MediGene whether Polyphenon® E Ointment will be approved for marketing, approvable for marketing or not approvable for marketing.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as sales and earnings estimates, other predictions of financial performance, timing of payments on indebtedness, timing of our filings with the SEC, launches by Bradley of new products and market acceptance of Bradley’s products. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to estimate sales; ability to comply with the restrictive covenants under its credit facility; ability to refinance its credit facility, if necessary; ability to access the capital markets on attractive terms or at all; ability to favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in a timely manner; remediate its material weaknesses in its internal controls; maintain sales of its products; successfully acquire, develop, integrate, or sell new products, including POLYPHENON® E Ointment when and if approved by the FDA; or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action, shareholder derivative lawsuits and controversies or proceedings arising out of proposed shareholder initiatives), government regulation and stock price volatility. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.